UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2012, Flotek Industries, Inc. (the “Company”) and all of the holders (the “Holders”) of the Company’s outstanding Warrants to Purchase Common Stock of the Company dated August 11, 2009 (the “Warrants”) entered into an Amendment to the Warrants (the “Warrant Amendment”). Pursuant to the Warrant Amendment, the terms of the Warrants were amended to delete Section 3(a), which provided for an adjustment to the exercise price of the Warrants in the event the Company issued common stock at a consideration per share less than the exercise price of the Warrants. The Warrant Amendment also deleted a portion of Section 3(c) which required the Company to purchase the Warrants from the Holders in the event the Company entered into certain Fundamental Transactions (as defined in the Warrants). In consideration for the Warrant Amendment, the Company will pay each Holder an amendment fee in an aggregate amount equal to $0.20 multiplied by the number of Warrant Shares (as defined in the Warrants) held by each such Holder. All other terms of the Warrants will remain in full force and effect.

The description of the Warrant Amendment in this Item 1.01 is qualified in its entirety by reference to the full text of the form of Warrant Amendment, a copy of which is filed as an exhibit to this current report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On June 15, 2012, the Company issued a press release announcing the Warrant Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Amendment to Warrant to Purchase Common Stock dated as of June 14, 2012.

99.1	Press Release dated June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: June 18, 2012	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment to Warrant to Purchase Common Stock dated as of June 14, 2012.

99.1	Press Release dated June 15, 2012.